Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(39,092,840)
Unrealized Gain (Loss) on Market Value of Futures	40,988,890
Dividend Income	7,866
Interest Income	3,445
ETF Transaction Fees	16,000
Total Income (Loss)	$1,923,361

Expenses
Investment Advisory Fee	$511,714
Brokerage Commissions	97,651
NYMEX License Fee	29,148
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	10,109
Prepaid Insurance Expense	7,634
SEC & FINRA Registration Expense	4,030
Legal Fees	2,427
Total Expenses	$676,302
Net Gain (Loss)	$1,247,059

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/11	$1,441,117,340
Additions (1,600,000 Units)	61,520,394
Withdrawals (8,600,000 Units)	(327,747,078)
Net Gain (Loss)	1,247,059

Net Asset Value End of Period	$1,176,137,715
Net Asset Value Per Unit (31,500,000 Units)	$37.34

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2011 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502